Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports First Quarter 2026 Results and Declares First Quarter 2026 Distribution of $0.75 per Common Unit

HOUSTON, May 6, 2026 - Natural Resource Partners L.P. (NYSE:NRP) today reported first quarter 2026 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	March 31, 2026
Net income	$19,619	$115,733
Operating cash flow	33,014	164,453

Free cash flow before investment in soda ash business	33,772	167,396
Investment in soda ash business	(39,200)	(39,200)
Free cash flow (1)	(5,428)	128,196

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

• Generated $33.8 million of free cash flow in the first quarter of 2026 before the $39.2 million capital investment in its soda ash business

• Paid fourth quarter 2025 distribution of $0.75 per common unit

• Paid special cash distribution of $0.12 per common unit to help cover unitholder tax liabilities associated with owning NRP's common units in 2025

• Declares first quarter 2026 common unit distribution of $0.75 per unit

"NRP generated $34 million of free cash flow in the first quarter of 2026 and $167 million of free cash flow over the last twelve months before accounting for the $39 million investment we made in our soda ash business," said Craig Nunez, NRP's president and chief operating officer. "We continue to generate substantial free cash flow despite ongoing headwinds for metallurgical coal, thermal coal, and soda ash.”

NRP announced today that the board of directors of its general partner declared a first quarter 2026 cash distribution of $0.75 per common unit to be paid on May 26, 2026, to unitholders of record on May 19, 2026. Future distributions on NRP's common units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability, and the level of cash reserves that the board determines is necessary for future operating and capital needs.

Segment Performance

Mineral Rights

Mineral Rights net income for the first quarter of 2026 decreased $11.7 million as compared to the prior year period. Operating cash flow and free cash flow decreased $1.4 million and $1.3 million, respectively, as compared to the prior year period. The decrease in net income was primarily due to lower metallurgical and thermal coal sales volumes and increased depletion rates at certain thermal properties. The declines in operating and free cash flow were also primarily due to lower metallurgical and thermal coal sales volumes partially offset by higher recoupments in the first quarter of 2025. Approximately 65% of coal royalty revenues and approximately 45% of coal royalty sales volumes were derived from metallurgical coal in the first quarter of 2026.

Mineral Rights segment results continue to be affected by weak global steel demand, low natural gas prices, and ample coal stockpiles at power plants.

NRP has no meaningful developments to report on its carbon neutral initiatives but continues to explore and make small-scale progress on opportunities to create value through carbon sequestration and renewable energy production across its vast portfolio of mineral and surface assets.

Soda Ash

Soda Ash net income in the first quarter of 2026 decreased $12.5 million as compared to the prior year period primarily due to lower sales prices in 2026. Operating cash flow decreased $3.0 million as compared to the prior year period due to the $2.9 million distribution received in the first quarter of 2025, and no distribution in the first quarter of 2026. Free cash flow decreased $42.2 million in the first quarter of 2026 as compared to the prior year period primarily due to NRP's $39.2 million capital investment in Sisecam Wyoming in the first quarter of 2026. NRP and its managing partner made a capital investment into Sisecam Wyoming in the first quarter of 2026 to reduce outstanding amounts under its bank credit facility and better position it to compete in the current environment. Sisecam Wyoming’s managing partner also invested its pro-rata share of $40.8 million. NRP evaluated this investment as it would any other capital allocation opportunity, with the goal of maximizing NRP's intrinsic value per unit.

The soda ash market remains significantly oversupplied due to the influx of natural soda ash supply from China coupled with weak demand for flat glass. NRP believes international soda ash prices are below the cost of production for most producers with no near-term market correction in sight. Due to the weak pricing environment, NRP has not received a distribution from Sisecam Wyoming since the second quarter of 2025 and does not expect to receive distributions until soda ash demand increases and/or capacity is rationalized, which NRP expects to take several years.

Corporate and Financing

Corporate and Financing net income increased $3.5 million, while operating cash flow and free cash flow each increased $2.9 million in the first quarter of 2026 as compared to the prior year period. These increases were primarily due to lower interest expense and cash paid for interest in the first quarter of 2026 as compared to the prior year period due to less debt outstanding.

In February 2026, NRP paid a fourth quarter 2025 cash distribution of $0.75 per common unit and in March 2026, NRP paid a special cash distribution of $0.12 per common unit to help cover unitholder tax liabilities associated with owning NRP's common units in 2025. Today, NRP declared a first quarter 2026 cash distribution of $0.75 per common unit.

NRP had $185.4 million of available liquidity at March 31, 2026, consisting of $31.5 million of cash and cash equivalents and $153.9 million of borrowing capacity available under its revolving credit facility.

NRP's consolidated leverage ratio was 0.4 x at March 31, 2026.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://events.q4inc.com/analyst/564088592?pwd=AhU5Ffcw. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: future distributions on the Partnership’s common units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash business; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures and capital to unconsolidated investment. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures and cash flow used in acquisition costs classified as investing or financing activities and capital to unconsolidated investment. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for NRP as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended
	March 31,		December 31,
(In thousands, except per unit data)	2026	2025	2025
Revenues and other income
Royalty and other mineral rights	$43,297	$51,260	$45,875
Transportation and processing services	3,885	4,421	2,523
Equity in earnings (loss) of Sisecam Wyoming	(7,828)	4,610	(1,686)
Gain (loss) on asset sales and disposals	(1)	247	—
Total revenues and other income	$39,353	$60,538	$46,712

Operating expenses
Operating and maintenance expenses	$6,113	$6,776	$5,265
Depreciation, depletion and amortization	7,614	3,989	3,344
General and administrative expenses	5,034	6,832	5,948
Asset impairments	—	20	—
Total operating expenses	$18,761	$17,617	$14,557

Income from operations	$20,592	$42,921	$32,155

Interest expense, net	$(973)	$(2,668)	$(1,157)

Net income	$19,619	$40,253	$30,998

Net income attributable to common unitholders	$19,227	$39,448	$30,378
Net income attributable to the general partner	392	805	620

Net income per common unit
Basic	$1.46	$3.01	$2.31
Diluted	1.44	2.97	2.27

Net income	$19,619	$40,253	$30,998
Comprehensive income (loss) from unconsolidated investment and other	(140)	2,260	(1,786)
Comprehensive income	$19,479	$42,513	$29,212

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended
	March 31,		December 31,
(In thousands)	2026	2025	2025
Cash flows from operating activities
Net income	$19,619	$40,253	$30,998
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	7,614	3,989	3,344
Distributions from unconsolidated investment	—	2,940	—
Equity in (earnings) loss from unconsolidated investment	7,828	(4,610)	1,686
Loss (gain) on asset sales and disposals	1	(247)	—
Asset impairments	—	20	—
Bad debt expense	(776)	451	(111)
Unit-based compensation expense	1,164	2,717	3,015
Amortization of debt issuance costs and other	447	(168)	(3,261)
Change in operating assets and liabilities:
Accounts receivable	615	(149)	1,966
Accounts payable	1,290	546	272
Accrued liabilities	(7,156)	(7,990)	1,719
Accrued interest	210	254	(423)
Deferred revenue	1,434	(3,227)	7,211
Other items, net	724	(355)	(1,651)
Net cash provided by operating activities	$33,014	$34,424	$44,765

Cash flows from investing activities
Proceeds from asset sales and disposals	$—	$247	$—
Capital to unconsolidated investment	(39,200)	—	—
Return of long-term contract receivable	758	700	743
Net cash provided by (used in) investing activities	$(38,442)	$947	$743

Cash flows from financing activities
Debt borrowings	$61,200	$33,700	$13,000
Debt repayments	(34,000)	(37,000)	(49,331)
Distributions to common unitholders and the general partner	(11,763)	(26,276)	(10,054)
Other items, net	(8,646)	(5,363)	(1)
Net cash provided by (used in) financing activities	$6,791	$(34,939)	$(46,386)

Net increase (decrease) in cash and cash equivalents	$1,363	$432	$(878)
Cash and cash equivalents at beginning of period	30,141	30,444	31,019
Cash and cash equivalents at end of period	$31,504	$30,876	$30,141

Supplemental cash flow information:
Cash paid for interest	$684	$2,371	$1,516

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	March 31,	December 31,
	2026	2025
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$31,504	$30,141
Accounts receivable, net	26,792	28,666
Other current assets, net	1,425	2,105
Total current assets	$59,721	$60,912
Land	24,007	24,008
Mineral rights, net	360,860	366,987
Intangible assets, net	10,426	11,908
Equity in unconsolidated investment	281,477	250,244
Long-term contract receivable, net	19,598	20,406
Other long-term assets, net	15,568	13,900
Total assets	$771,657	$748,365
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$2,448	$1,159
Accrued liabilities	4,605	10,897
Accrued interest	279	69
Current portion of deferred revenue	7,029	6,663
Current portion of long-term debt, net	14,234	14,198
Total current liabilities	$28,595	$32,986
Deferred revenue	59,136	58,067
Long-term debt, net	46,084	18,884
Other non-current liabilities	5,310	5,909
Total liabilities	$139,125	$115,846
Commitments and contingencies
Partners’ capital
Common unitholders’ interest (13,250,412 and 13,138,097 units issued and outstanding at March 31, 2026 and December 31, 2025, respectively)	$624,902	$625,188
General partner’s interest	11,771	11,332
Accumulated other comprehensive loss	(4,141)	(4,001)
Total partners’ capital	$632,532	$632,519
Total liabilities and partners' capital	$771,657	$748,365

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

				Accumulated
				Other	Total
	Common Unitholders		General	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Loss	Capital
Balance at December 31, 2025	13,138	$625,188	$11,332	$(4,001)	$632,519
Net income	—	19,227	392	—	19,619
Distributions to common unitholders and the general partner	—	(11,528)	(235)	—	(11,763)
Issuance of unit-based awards	112	—	—	—	—
Unit-based awards amortization and vesting, net	—	(7,985)	—	—	(7,985)
Capital contribution	—	—	282	—	282
Comprehensive loss from unconsolidated investment and other	—	—	—	(140)	(140)
Balance at March 31, 2026	13,250	$624,902	$11,771	$(4,141)	$632,532

				Accumulated
				Other	Total
	Common Unitholders		General	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Income (Loss)	Capital
Balance at December 31, 2024	13,049	$543,231	$9,547	$(1,670)	$551,108
Net income	—	39,448	805	—	40,253
Distributions to common unitholders and the general partner	—	(25,750)	(526)	—	(26,276)
Issuance of unit-based awards	89	—	—	—	—
Unit-based awards amortization and vesting, net	—	(3,175)	—	—	(3,175)
Capital contribution	—	—	187	—	187
Comprehensive income from unconsolidated investment and other	—	—	—	2,260	2,260
Balance at March 31, 2025	13,138	$553,754	$10,013	$590	$564,357

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the three months ended March 31, 2026 and 2025 and December 31, 2025:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended March 31, 2026
Revenues	$47,182	$—	$—	$47,182
Equity in loss of Sisecam Wyoming	—	(7,828)	—	(7,828)
Gain on asset sales and disposals	(1)	—	—	(1)
Total revenues and other income	$47,181	$(7,828)	$—	$39,353
Asset impairments	$—	$—	$—	$—
Net income (loss)	$33,530	$(7,900)	$(6,011)	$19,619
Adjusted EBITDA (1)	$41,140	$(72)	$(5,034)	$36,034
Cash flow provided by (used in) continuing operations:
Operating activities	$41,827	$(72)	$(8,741)	$33,014
Investing activities	$758	$(39,200)	$—	$(38,442)
Financing activities	$(1,256)	$—	$8,047	$6,791
Distributable cash flow (1)	$42,585	$(39,272)	$(8,741)	$(5,428)
Free cash flow (1)	$42,585	$(39,272)	$(8,741)	$(5,428)

For the Three Months Ended March 31, 2025
Revenues	$55,681	$—	$—	$55,681
Equity in earnings of Sisecam Wyoming	—	4,610	—	4,610
Gain on asset sales and disposals	247	—	—	247
Total revenues and other income	$55,928	$4,610	$—	$60,538
Asset impairments	$20	$—	$—	$20
Net income (loss)	$45,208	$4,550	$(9,505)	$40,253
Adjusted EBITDA (1)	$49,213	$2,880	$(6,833)	$45,260
Cash flow provided by (used in) continuing operations:
Operating activities	$43,223	$2,880	$(11,679)	$34,424
Investing activities	$947	$—	$—	$947
Financing activities	$(841)	$—	$(34,098)	$(34,939)
Distributable cash flow (1)	$44,170	$2,880	$(11,679)	$35,371
Free cash flow (1)	$43,923	$2,880	$(11,679)	$35,124

For the Three Months Ended December 31, 2025
Revenues	$48,398	$—	$—	$48,398
Equity in loss of Sisecam Wyoming	—	(1,686)	—	(1,686)
Gain on asset sales and disposals	—	—	—	—
Total revenues and other income	$48,398	$(1,686)	$—	$46,712
Asset impairments	$—	$—	$—	$—
Net income (loss)	$39,808	$(1,701)	$(7,109)	$30,998
Adjusted EBITDA (1)	$43,148	$(15)	$(5,948)	$37,185
Cash flow provided by (used in) continuing operations:
Operating activities	$49,174	$(15)	$(4,394)	$44,765
Investing activities	$743	$—	$—	$743
Financing activities	$—	$—	$(46,386)	$(46,386)
Distributable cash flow (1)	$49,917	$(15)	$(4,394)	$45,508
Free cash flow (1)	$49,917	$(15)	$(4,394)	$45,508

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended
	March 31,		December 31,
(In thousands, except per ton data)	2026	2025	2025
Coal sales volumes (tons)
Appalachia
Northern	472	124	1,291
Central	2,967	3,306	2,969
Southern	329	296	686
Total Appalachia	3,768	3,726	4,946
Illinois Basin	2,420	3,342	1,264
Northern Powder River Basin	175	916	750
Gulf Coast	162	237	339
Total coal sales volumes	6,525	8,221	7,299

Coal royalty revenue per ton
Appalachia
Northern	$1.42	$1.48	$1.48
Central	6.18	6.18	5.95
Southern	11.40	9.18	9.48
Illinois Basin	2.32	2.44	2.11
Northern Powder River Basin	6.19	4.55	4.36
Gulf Coast	0.83	0.78	0.79
Combined average coal royalty revenue per ton	4.53	4.36	4.42

Coal royalty revenues
Appalachia
Northern	$671	$183	$1,909
Central	18,328	20,426	17,669
Southern	3,750	2,718	6,504
Total Appalachia	22,749	23,327	26,082
Illinois Basin	5,606	8,141	2,667
Northern Powder River Basin	1,084	4,169	3,269
Gulf Coast	135	184	267
Unadjusted coal royalty revenues	29,574	35,821	32,285
Coal royalty adjustment for minimum leases	—	(323)	(7)
Total coal royalty revenues	$29,574	$35,498	$32,278

Other revenues
Production lease minimum revenues	$558	$2,725	$797
Minimum lease straight-line revenues	4,019	4,050	4,300
Oil and gas royalty revenues	1,386	2,444	1,410
Carbon neutral revenues	185	595	253
Property tax revenues	1,711	1,637	1,546
Wheelage revenues	1,990	1,738	1,855
Coal overriding royalty revenues	1,386	880	526
Lease amendment revenues	1,200	655	1,844
Aggregates royalty revenues	1,118	853	936
Other revenues	170	185	130
Total other revenues	$13,723	$15,762	$13,597
Royalty and other mineral rights	$43,297	$51,260	$45,875
Transportation and processing services revenues	3,885	4,421	2,523
Gain (loss) on asset sales and disposals	(1)	247	—
Total Mineral Rights segment revenues and other income	$47,181	$55,928	$48,398

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended March 31, 2026
Net income (loss)	$33,530	$(7,900)	$(6,011)	$19,619
Add (Less): equity in (earnings) loss from unconsolidated investment	—	7,828	—	7,828
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	973	973
Add: depreciation, depletion and amortization	7,610	—	4	7,614
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$41,140	$(72)	$(5,034)	$36,034

For the Three Months Ended March 31, 2025
Net income (loss)	$45,208	$4,550	$(9,505)	$40,253
Add (Less): equity in (earnings) loss from unconsolidated investment	—	(4,610)	—	(4,610)
Add: total distributions from unconsolidated investment	—	2,940	—	2,940
Add: interest expense, net	—	—	2,668	2,668
Add: depreciation, depletion and amortization	3,985	—	4	3,989
Add: asset impairments	20	—	—	20
Adjusted EBITDA	$49,213	$2,880	$(6,833)	$45,260

For the Three Months Ended December 31, 2025
Net income (loss)	$39,808	$(1,701)	$(7,109)	$30,998
Add (Less): equity in (earnings) loss from unconsolidated investment	—	1,686	—	1,686
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	1,157	1,157
Add: depreciation, depletion and amortization	3,340	—	4	3,344
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$43,148	$(15)	$(5,948)	$37,185

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended March 31, 2026
Net cash provided by (used in) operating activities	$41,827	$(72)	$(8,741)	$33,014
Add: proceeds from asset sales and disposals	—	—	—	—
Add: return of long-term contract receivable	758	—	—	758
Less: capital to unconsolidated investment	—	(39,200)	—	(39,200)
Distributable cash flow	$42,585	$(39,272)	$(8,741)	$(5,428)
Less: proceeds from asset sales and disposals	—	—	—	—
Free cash flow	$42,585	$(39,272)	$(8,741)	$(5,428)

Net cash provided by (used in) investing activities	$758	$(39,200)	$—	$(38,442)
Net cash provided by (used in) financing activities	$(1,256)	$—	$8,047	$6,791

For the Three Months Ended March 31, 2025
Net cash provided by (used in) operating activities	$43,223	$2,880	$(11,679)	$34,424
Add: proceeds from asset sales and disposals	247	—	—	247
Add: return of long-term contract receivable	700	—	—	700
Distributable cash flow	$44,170	$2,880	$(11,679)	$35,371
Less: proceeds from asset sales and disposals	(247)	—	—	(247)
Free cash flow	$43,923	$2,880	$(11,679)	$35,124

Net cash provided by investing activities	$947	$—	$—	$947
Net cash used in financing activities	$(841)	$—	$(34,098)	$(34,939)

For the Three Months Ended December 31, 2025
Net cash provided by (used in) operating activities	$49,174	$(15)	$(4,394)	$44,765
Add: proceeds from asset sales and disposals	—	—	—	—
Add: return of long-term contract receivable	743	—	—	743
Distributable cash flow	$49,917	$(15)	$(4,394)	$45,508
Less: proceeds from asset sales and disposals	—	—	—	—
Free cash flow	$49,917	$(15)	$(4,394)	$45,508

Net cash provided by investing activities	$743	$—	$—	$743
Net cash used in financing activities	$—	$—	$(46,386)	$(46,386)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Last Twelve Months (LTM) Free Cash Flow

	For the Three Months Ended
(In thousands)	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	Last 12 Months
Net cash provided by operating activities	$45,579	$41,095	$44,765	$33,014	$164,453
Add: proceeds from asset sales and disposals	730	906	—	—	1,636
Add: return of long-term contract receivable	714	728	743	758	2,943
Less: capital to unconsolidated investment	—	—	—	(39,200)	(39,200)
Distributable cash flow	$47,023	$42,729	$45,508	$(5,428)	$129,832
Less: proceeds from asset sales and disposals	(730)	(906)	—	—	(1,636)
Free cash flow	$46,293	$41,823	$45,508	$(5,428)	$128,196
Add: investment in soda ash business	—	—	—	39,200	39,200
Free cash flow before investment in soda ash business	$46,293	$41,823	$45,508	$33,772	$167,396

Leverage Ratio

	For the Three Months Ended
(In thousands)	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	Last 12 Months
Net income	$34,211	$30,905	$30,998	$19,619	$115,733
Add (Less): equity in (earnings) loss from unconsolidated investment	(2,526)	2,390	1,686	7,828	9,378
Add: total distributions from unconsolidated investment	4,900	—	—	—	4,900
Add: interest expense, net	2,380	1,779	1,157	973	6,289
Add: depreciation, depletion and amortization	3,754	3,868	3,344	7,614	18,580
Add: asset impairments	—	—	—	—	—
Adjusted EBITDA	$42,719	$38,942	$37,185	$36,034	$154,880

Debt—at March 31, 2026					$60,415

Leverage Ratio					0.4 x

	For the Three Months Ended
(In thousands)	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	Last 12 Months
Net income	$46,064	$38,595	$42,772	$40,253	$167,684
Less: equity in earnings from unconsolidated investment	(3,645)	(8,109)	(931)	(4,610)	(17,295)
Add: total distributions from unconsolidated investment	7,584	6,320	10,667	2,940	27,511
Add: interest expense, net	4,349	4,194	3,524	2,668	14,735
Add: depreciation, depletion and amortization	3,324	4,730	2,827	3,989	14,870
Add: asset impairments	—	87	—	20	107
Adjusted EBITDA	$57,676	$45,817	$58,859	$45,260	$207,612

Debt—at March 31, 2025					$139,047

Leverage Ratio					0.7 x

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